PRESS RELEASE					FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC.			DECEMBER 15, 2004
111 WEST 57th STREET
NEW YORK, NEW YORK 10019			CONTACT: CHARLES E. HARRIS

NASDAQ/NMS SYMBOL: TINY 			TEL. NO. (212) 582-0900


           HARRIS & HARRIS GROUP DECLARES DEEMED DIVIDEND


Harris & Harris Group, Inc. announced today that its Board of Directors, in accordance with rules governing a Regulated Investment Company
("RIC") under Sub-Chapter M of the Internal Revenue Code, has declared a designated undistributed capital gain dividend (also known as a deemed dividend) for 2004.

This deemed dividend will be an amount equal to $520,246.35 or $0.030161228 per share. It is payable to shareholders of record as of December 31, 2004. Shareholders of record on the record date will be provided with the exact amount of the deemed dividend attributable to their shares by their stock broker if their shares are held in electronic format or by The Bank of New York if their shares are held directly. This information will be reported on IRS Form 2439.

The following simplified example illustrates the tax treatment under Sub-Chapter M of the Internal Revenue Code for the Company and its shareholders with regard to the $520,246.35 or $0.030161228 per share net long-term capital gain retained by the Company and designated as an undistributed capital gain or deemed dividend:

   1. The Company will pay a corporate-level federal income tax of 35% or $182,086.22 on the undistributed capital gain, or approximately $0.010556429 per share.

   2. Shareholders will increase their cost basis in their stock by approximately $0.01960548 per share. Individual shareholders who are taxable at the highest marginal rate will pay a 15 percent federal capital gains tax on 100 percent of the undistributed capital gain of $0.030161228 per share (or approximately $0.00452 per share in tax). Other taxable shareholders will pay tax on the undistributed capital gain at their appropriate rates.

   3. All shareholders will receive a federal tax credit equal to 35 percent of the undistributed capital gain, or $0.0105564 per share. Taxable shareholders can use that credit to offset their federal tax liabilities for 2004 and can claim a refund to the extent of any unused credit. Shareholders which hold their shares in tax-deferred accounts can receive a refund from the IRS of the taxes paid by the Company on the deemed dividend by having their custodians file IRS Form 990T with the IRS. (It typically takes several months for the custodian to receive the refund and deposit it in individual shareholders? accounts.) Other tax exempt shareholders can also receive a refund of the taxes paid on the deemed dividend by filing IRS Form 990T.

For more complete information about the Company?s tax status and the implications for the Company?s shareholders, please see the Company?s 2003 Annual Report on Form 10-K.

Harris & Harris Group is a publicly traded venture capital company that now makes initial investments exclusively in tiny technology, including nanotechnology, microsystems and microelectromechanical systems (MEMS). The Company's last 20 initial private equity investments have been in tiny-technology enabled companies. The Company has 17,248,845 common shares outstanding.

Detailed information about Harris & Harris Group and its holdings can be found on its website at www.TinyTechVC.com.

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, Harris & Harris Group, Inc., undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.